SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐            Preliminary Proxy Statement

☐            Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐            Definitive Proxy Statement

☒            Definitive additional materials

☐            Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

PepsiCo, Inc.

(Names of Registrant as Specified in Its Charters)

(Names of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

PepsiCo, Inc.

700 Anderson Hill Rd, Purchase, NY 10577

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on Wednesday, May 6, 2009

The Proxy Statement, Annual Report and other proxy materials are available at: http://bnymellon.mobular.net/bnymellon/pep

This is not a ballot. You cannot use this notice to vote these shares.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials at http://bnymellon.mobular.net/bnymellon/pep before voting.

If you want to receive a paper or e-mail copy of these documents, you must request one (see reverse side). There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 21, 2009 to facilitate timely delivery.

Dear PepsiCo, Inc. Shareholder:

The 2009 Annual Meeting of Shareholders of PepsiCo, Inc. (the “Company”) will be held at the Frito-Lay Headquarters, 7701 Legacy Drive, Plano, TX 75024, on Wednesday, May 6, 2009, at 9 a.m. Central Daylight Time.

Proposals to be considered at the Annual Meeting:

(1) Election of 13 Directors;

(2) Approval of Independent Registered Public Accountants;

(3) Approval of PepsiCo, Inc. Executive Incentive Compensation Plan;

(4) Shareholder Proposal - Beverage Container Recycling (Proxy Statement p. 59);

(5) Shareholder Proposal - Genetically Engineered Products Report (Proxy Statement p. 61); (6) Shareholder Proposal - Charitable Contributions Report (Proxy Statement p. 63); (7) Shareholder Proposal - Advisory Vote on Compensation (Proxy Statement p. 64).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS NO. 1, 2 AND 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEMS NO. 4, 5, 6 AND 7.

The Board of Directors has fixed the close of business on March 6, 2009 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

This is not a proxy card. You cannot use this notice to vote your shares.

CONTROL NUMBER

You may vote your proxy when you view the materials on the Internet.

You will be asked to enter this 11-digit control number

44013

Shareholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting. Directions to attend the annual meeting where you may vote in person can be found below.

Meeting Location:

Frito-Lay Headquarters 7701 Legacy Drive Plano, TX 75024

The following Proxy Materials are available for you to review online:

• the Company’s 2009 Proxy Statement (including all attachments thereto);

• the Company’s Annual Report for the year ended December 27, 2008 (which is not deemed to be part of the official proxy soliciting materials); and • any amendments to the foregoing materials that are required to be furnished to shareholders.

To request a paper copy of the Proxy Materials, (you must reference your 11 digit control number) Telephone: 1-888-313-0164 (outside of the U.S and Canada call 201-680-6688) Email: shrrelations@bnymellon.com Internet http://bnymellon.mobular.net/bnymellon/pep

ACCESSING YOUR PROXY MATERIALS ONLINE

YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY.

The Proxy Materials for PepsiCo, Inc. are available to review at:

http://bnymellon.mobular.net/bnymellon/pep

Have this notice available when you request a PAPER copy of the Proxy Materials, when you want to view your proxy materials online OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY.

VOTE BY INTERNET

Use the Internet to vote your shares. Have this card in hand when you access the above web site. On the top right hand side of the website click on “Vote Now” to access the electronic proxy card and vote your shares until 5:00 p.m. EDT on May 5, 2009.

Directions to Frito-Lay Headquarters 7701 Legacy Drive, Plano, Texas

FROM DFW AIRPORT:

Approximately 15 miles

Exit Airport to the north following directions to S.H. 121 Curve to right onto S.H. 121

Follow S.H. 121 beyond Lewisville and The Colony to Legacy Drive Turn right at signal onto Legacy Drive Take second turn to the right into Frito-Lay near flags

FROM NORTH DALLAS AREA:

Approximately 13 miles

Off 635 (LBJ Freeway), exit Dallas North Tollway going north Follow Tollway approximately 13 miles Turn left at signal onto Legacy Drive Go approximately 1/2 mile and turn left into Frito-Lay near flags

FROM DOWNTOWN:

Approximately 30 miles

Follow Dallas North Tollway to Legacy Drive

Turn left and follow Legacy Drive approximately 1 mile Turn left into Frito-Lay near flags

FRITO-LAY HQ.

7701 LEGACY DR.

Recommended Routes